Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form S-1, Amendment No. 3, pertaining to 353,875 shares of Romantique Ltd. common stock of our report dated August 30, 2013 on the financial statements of Romantique Ltd. for the period September 6, 2012 (inception) to May 31, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
August 30, 2013